Manhattan Institute of Management

Manhattan Institute of Management
110 William Street, 3rd floor – New York NY 10038
Tel: (212) 796 6115
Fax: (212) 966 - 4038
http://www.mimusa.edu

AGENCY AGREEMENT

Between:

Manhattan Institute of Management, a not-for-profit academic institution.
110 William Street, 3rd Floor
New York, NY 10038 – U.S.A.
Hereinafter referred to as "MIM"

And

AmericaTowne Inc.
353 E. Six Forks Road,
Suite 270,
Raleigh, NC 27609 US
Hereinafter referred to as "AmericaTowne Inc."

Article 1: Agreement Purpose
The purpose of this agreement is to:
-Define relations between MIM and AmericaTowne Inc.
-Establish AmericaTowne Inc. as an agent for commercialization of MIM academic programs and for recruiting students for MIM.

Article 2: AmericaTowne Inc. Obligations
AmericaTowne Inc. obligations are as follows:
-To commercialize MIM academic programs and to recruit candidates for MIM.

AmericaTowne Inc. acknowledges that:
-MIM may refuse to accept the enrollment of any candidate if the candidate does not meet necessary requirements for MIM academic programs.

Article 3: MIM Obligations
MIM agrees to support AmericaTowne Inc. in its activities for commercialization, to supply the Agent with all information, documentation, and other marketing materials, subject to availability.

Article 4: Pricing and remuneration
Tuition fees are fixed by MIM.
The Agent will be paid a commission following the schedule below of the tuition fees paid to MIM in the ratio of the fees received from the students. Commissions will be adjusted to reflect total cumulative students enrolled in an academic year. For example, if an agent enrolls 14 students in

a year, a commission rate of 12% will apply. Payment of commissions will take place no later than 14 days from clearance of tuition payments.

Number of students	Commission
1 -10	10 %
11-15	12 %
16-20	14 %
21-25	16 %
26 and above	18%

In witness where of the duly authorized representatives of the parties here to have signed this Agreement:

Date: 07/17/2015

Date:

For and behalf of **MIM**	For and behalf of **AmericaTowne Inc.**
Marc Nelson Director of Marketing **Manhattan Institute of Management** 130 William Street, 3rd Floor New York, NY 10038 http://www.mimusa.edu	Alton Perkins Executive Director **AmericaTowne Inc.** 353 E. Six Forks Road, Suite 270, Raleigh, NC 27609 US http://www.americatowne.com/